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EXHIBIT 23.1

Consent of KPMG LLP

The Board of Directors
Sauer-Danfoss Inc.:

        We consent to incorporation by reference in the registration statements No. 333-53927 and No. 333-93745 on Form S-8 of Sauer-Danfoss Inc. of our reports dated February 14, 2002 relating to the consolidated balance sheets of Sauer-Danfoss Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and comprehensive income and cash flows for the years then ended, and the related 2001 and 2000 financial statement schedules, which reports appear in the December 31, 2001 annual report on Form 10-K of Sauer-Danfoss Inc.

Des Moines, Iowa
March 27, 2002

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  EXHIBIT 23.1
Consent of KPMG LLP